UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2007

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in charter)

Delaware	1-13087	04-2473675
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Huntington Avenue, Suite 300, Boston, Massachusetts 02199

(Address of Principal Executive Offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotion of Douglas T. Linde

On May 11, 2007, Douglas T. Linde, age 43, was elected President of Boston Properties, Inc. (the “Company”). Mr. D. Linde will continue to serve as the Company’s Chief Financial Officer and Treasurer until his successor is named. Mr. D. Linde will hold office until the regular meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is duly elected and qualified or until his earlier resignation or removal. In connection with Mr. D. Linde’s promotion, Edward H. Linde relinquished the title of President of the Company. Mr. E. Linde has retained the title of Chief Executive Officer and will continue to serve on the Company’s Board of Directors.

Prior to his election as President, Mr. D. Linde served as Executive Vice President, Chief Financial Officer and Treasurer. In his capacity as Chief Financial Officer, Mr. D. Linde oversees the finance, accounting, internal audit and investor relations departments and is also responsible for capital raising, financial strategy and planning. He was promoted from Senior Vice President to Executive Vice President in January 2005. Prior to becoming Chief Financial Officer and Treasurer in 2000, he served as Senior Vice President for Finance and Capital Markets. He joined the Company in January 1997 as Vice President of Acquisitions and New Business to help identify and execute acquisitions and to develop new business opportunities. Prior to joining the Company, Mr. D. Linde served from 1993 to 1997 as President of Capstone Investments, a Boston real estate investment company. From 1989 to 1993, he served as Project Manager and Assistant to the Chief Financial Officer of Wright Runstad and Company, a private real estate developer in Seattle, WA. He began his career in the real estate industry with Salomon Brothers’ Real Estate Finance Group. Mr. D. Linde is a trustee of the Beth Israel Deaconess Medical Center and serves on the Finance Committee and is a director of the Boston Municipal Research Bureau. Mr. D. Linde received a BA from Wesleyan University in 1985 and an MBA from Harvard Business School in 1989. Mr. D. Linde is the son of Edward H. Linde, the Company’s Chief Executive Officer and a Director.

Amendment and Restatement of 1997 Stock Option and Incentive Plan

At the Company’s 2007 annual meeting of stockholders held on May 15, 2007, the Company’s stockholders approved an amendment and restatement of the Company’s 1997 Stock Option and Incentive Plan (the “Plan”) that, among other things, (1) increased the limit on full value shares (i.e., awards other than stock options) that may be issued under the Plan by 2,500,000 shares, (2) extended the term of the Plan to May 15, 2017 and (3) added provisions that allow the Company to qualify certain grants under the Plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. The foregoing summary is qualified in its entirety by reference to the Plan, which is filed as Exhibit 99.1 to this Form 8-K and incorporated by reference.

Resignation of William M. Daley

As previously disclosed, William M. Daley resigned as a Director of the Company, effective May 15, 2007, to devote more time to his other business interests. Mr. Daley confirmed to the Company’s Board of Directors that his resignation was not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Second Amendment and Restatement of Boston Properties, Inc. 1997 Stock Option and Incentive Plan. (Incorporated by reference to Exhibit A to Boston Properties, Inc.’s Proxy Statement on Schedule 14A filed on April 6, 2007.)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: May 16, 2007	By:	/s/ Douglas T. Linde
	Name:	Douglas T. Linde
	Title:	President, Chief Financial Officer & Treasurer